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                                                                    EXHIBIT 23.1



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 and the related Prospectus pertaining to the J. Alexander's Corporation 1999 Loan Program of our report dated March 22, 1999, with respect to the consolidated financial statements and schedule of J. Alexander's Corporation included in its Annual Report (Form 10-K) for the year ended January 3, 1999, filed with the Securities and Exchange Commission.


Nashville, Tennessee
November 16, 1999

                                           /s/ Ernst & Young LLP
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